As filed with the Securities and Exchange Commission on August 23, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIFE TIME FITNESS, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	41-1689746
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6442 City West Parkway
Eden Prairie, Minnesota 55344
(952) 947-0000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Bahram Akradi
Chairman of the Board of Directors,
President and Chief Executive Officer
Life Time Fitness, Inc.
6442 City West Parkway
Eden Prairie, Minnesota 55344
(952) 947-0000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Amy C. Seidel, Esq. Faegre & Benson LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402-3901 (612) 766-7000	Tracy Kimmel, Esq. King & Spalding LLP 1185 Avenue of the Americas New York, NY 10036-4003 (212) 556-2100

Approximate date of commencement of proposed sale to public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 431(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	per Share(1)	Offering Price(1)	Fee(2)
Common Stock, $.02 par value	1,725,000	$55.95	$96,513,750	$2,962.98

(1)	Estimated solely for the purpose of calculating the registration fee. The estimate is made pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on $55.95, which represents the average of the high and low sales prices of the Registrant’s common stock as reported by the New York Stock Exchange on August 22, 2007.

(2)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION. DATED AUGUST 23, 2007.
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST 23, 2007.

1,500,000 Shares

Life Time Fitness, Inc.

Common Stock

We are offering 1,500,000 shares of our common stock to be sold in the offering.

Our common stock is listed on the New York Stock Exchange under the symbol “LTM.” The last reported sale price on the NYSE on August 22, 2007, was $56.14 per share.

The underwriter has an option to purchase a maximum of 225,000 additional shares to cover over-allotments of shares.

Investing in our common stock involves risks. See “Risk Factors” on page S-3.

Underwriting
	Price to	Discounts and	Proceeds to
	Public	Commissions	Life Time Fitness

Per Share	$	$	$
Total	$	$	$

Delivery of the shares of common stock will be made on or about          , 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse

The date of this prospectus supplement is          , 2007.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of common stock and also adds to and updates information contained in the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

Unless the context otherwise requires, all references in this prospectus supplement to “Life Time Fitness,” “the company,” “we,” “us,” “our,” or similar words are to Life Time Fitness, Inc. and our subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus provided in connection with this offering. Neither we nor the underwriter has authorized anyone to provide you with any information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus provided in connection with this offering. Neither we nor the underwriter is making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus, or of any sale of our shares of common stock. It is important for you to read and consider all the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein, in making your investment decision.

THE OFFERING

Common stock offered by us	1,500,000 shares

Common stock to be outstanding after this offering	38,908,449 shares

Use of proceeds	We expect the net proceeds to us from this offering will be approximately $ million, or approximately $ million if the underwriters exercise their over-allotment option in full. We intend to use the net proceeds from this offering for the repayment of indebtedness. See “Use of Proceeds.”

Over-allotment option	We have granted the underwriter a 30-day option to purchase a maximum of 225,000 additional shares of our common stock at the price to public set forth on the cover page of this prospectus supplement to cover over-allotments, if any.

New York Stock Exchange symbol	LTM

The number of shares of common stock outstanding after this offering is based on the number of shares outstanding as of June 30, 2007, and excludes:

•	1,381,025 shares of common stock issuable upon exercise of options outstanding under our stock incentive plans, at a weighted average exercise price of $21.28 per share; and

•	1,267,389 shares of common stock reserved for future issuance under our long-term incentive plan.

Except as otherwise indicated, all information in this prospectus supplement assumes:

•	no exercise of the underwriter’s over-allotment option; and

•	no outstanding options have been exercised since June 30, 2007.

RECENT DEVELOPMENTS

On August 16, 2007, Standard & Poor’s announced that we would be added to the Standard & Poor’s Mid-Cap 400 index as of the close of business on August 24, 2007.

RISK FACTORS

In addition to the following risk factors, you should carefully consider, among other things, the matters discussed under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2006, and in other documents that we subsequently file with the Securities and Exchange Commission, all of which are incorporated by reference into this prospectus supplement.

Risks Related to this Offering and Ownership of our Common Stock

We have not complied with certain registration rights provisions contained in agreements with our shareholders.

Prior to our initial public offering in 2004, we entered into stock purchase agreements relating to the sale of preferred stock, each of which is filed as an exhibit to the registration statement of which this prospectus supplement is a part. These stock purchase agreements contain registration rights provisions for the benefit of the purchasers of the preferred stock. Specifically, the stock purchase agreements obligate us to provide the holders of shares of the preferred stock (as well as any shares of common stock issued upon conversion of the preferred stock at the time of our initial public offering) notice of the filing of any registration statement by us to register shares of our common stock. Further, we are required to include the shares subject to these rights in any public offering of our common stock if requested by these holders in accordance with their registration rights. We have not provided the notice of, or the opportunity to participate in, the offering contemplated by this registration statement, and we have only obtained waivers from certain of these shareholders. We believe that the number of shares entitled to participate in this offering for which we have not received waivers does not exceed 3,500,000 shares. While we believe that the rights holders have no intention of exercising their rights based on the free tradability of their shares under Rule 144(k), such holders could claim that we breached the registration rights provisions of the stock purchase agreements. Although we believe that a claim by these holders is unlikely, and moreover that no material damages could be claimed, we cannot assure that the holders will not pursue a claim or that the resolution of such claims would be favorable to us.

The trading price for our common stock has been and may continue to be volatile.

The trading price of our common stock has been volatile since our initial public offering and will likely continue to be volatile. For example, since June 30, 2006, the price of our common stock has fluctuated from a high of $63.90 per share to a low of $41.15 per share. The trading price of our common stock may fluctuate widely in response to various factors, some of which are beyond our control. These factors include:

•	Volatility in the market price and trading volume of health and fitness companies;

•	Actual or anticipated changes in our earnings or fluctuations in our operating results;

•	Investor perceptions of the health and fitness industry, in general, and our company, in particular;

•	Announcements by us or our competitors of new center openings, center closings or capital expenditures;

•	The operating and stock performance of comparable companies;

•	Announcements about our earnings, or the earnings of our competitors, that are not in line with analyst expectations;

•	Quarterly variations in our results of operations or those of our competitors;

•	Recommendations by securities analysts or changes in earnings estimates;

•	Short sales, hedging and other derivative transactions on shares of our common stock;

•	Loss of external funding sources;

•	Major catastrophic events;

•	Commencement of, or our involvement in, litigation;

•	The volume of shares of common stock available for public sale;

•	Sales of stock by us or by our shareholders; and

•	General economic conditions and slow or negative growth of related markets.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the companies quoted on such markets. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our actual operating performance. In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

We do not anticipate paying cash dividends on our shares of common stock in the foreseeable future.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain all future earnings for the operation and expansion of our business and do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. In addition, the terms of our revolving credit facility and certain of our debt financing agreements prohibit us from paying dividends without the consent of the lenders. The payment of any dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, earnings, capital requirements, contractual restrictions, outstanding indebtedness and other factors deemed relevant by our board. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

USE OF PROCEEDS

We estimate that we will receive net proceeds of $      million from our sale of the 1,500,000 shares of common stock in this offering, based upon our assumed public offering price of $      per share, after deducting estimated offering expenses.

We expect to use the net proceeds to repay a portion of the amounts outstanding under our revolving credit facility with U.S. Bank National Association as soon as practicable after receiving the proceeds from this offering. Interest on the amounts borrowed under the revolving credit facility are based on (i) a base rate, which is the greater of (a) U.S. Bank’s prime rate and (b) the federal funds rate plus 50 basis points, or (ii) an adjusted Eurodollar rate, plus, in the case of (ii) for Eurodollar borrowings, the applicable margin, which ranges from 62.5 to 150 basis points, based on our consolidated leverage ratio. The term of the U.S. Bank facility expires on May 31, 2012. The amounts to be repaid under the revolving credit facility were borrowed within the past year and were used to fund the acquisition of land and construction of centers we opened in 2007 or plan to open in 2008 and other working capital needs. As of June 30, 2007, $285.0 million was outstanding on the U.S. Bank facility, plus $18.8 million related to letters of credit.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated          , 2007, we have agreed to sell to Credit Suisse Securities (USA) LLC all of the shares of common stock offered hereby.

The underwriting agreement provides that the underwriter is obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the over-allotment option described below.

We have granted to the underwriter a 30-day option to purchase up to 225,000 additional shares at the public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of common stock.

The underwriter proposes to offer the shares of common stock initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of $      per share. The underwriter and selling group members may allow a discount of $      per share on sales to other broker/dealers. After the initial public offering, the underwriter may change the public offering price and concession and discount to broker/dealers.

The following table summarizes the compensation we will pay:

	Per Share		Total
	Without	With	Without	With
	Over-Allotment	Over-Allotment	Over-Allotment	Over-Allotment

Underwriting Discounts and
Commissions paid by us	$	$	$	$

We estimate that our out of pocket expenses for this offering will be approximately $117,963.

We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 (the “Securities Act”) relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC for a period of 60 days after the date of this prospectus supplement. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC waives, in writing, such an extension or if our shares of common stock are “actively traded securities” as defined in Regulation M.

Our officers and directors have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC for a period of 60 days after the date of this prospectus supplement, provided that they may sell shares of common stock to cover any tax obligations arising from vesting of restricted stock during the “lock-up” period. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC waives, in writing, such an extension or if our shares of common stock are “actively traded securities” as defined in Regulation M.

We have agreed to indemnify the underwriter against liabilities under the Securities Act and in connection with this offering, or contribute to payments that the underwriter may be required to make in that respect.

Our common stock is traded on the New York Stock Exchange under the symbol “LTM.”

In connection with the offering the underwriter may engage in stabilizing transactions, over-allotment transactions, covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (the “Exchange Act”).

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option and/or purchasing shares in the open market.

•	Covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If the underwriter sells more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the underwriter to reclaim a selling concession from a selling group member when the common stock originally sold by the selling group member is purchased in a stabilizing or covering transaction to cover short positions.

These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

A prospectus supplement in electronic format may be made available on the web sites maintained by the underwriter, or selling group members, if any, participating in this offering and the underwriter may distribute prospectuses electronically. The representative may agree to allocate a number of shares to the underwriter and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

The distribution of our common stock in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of common stock are made. Any resale of our common stock in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of our common stock.

Representations of Purchasers

By purchasing common stock in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase our common stock without the benefit of a prospectus qualified under those securities laws,

•	where required by law, that the purchaser is purchasing as principal and not as agent,

•	the purchaser has reviewed the text above under Resale Restrictions, and

•	the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our common stock to the regulatory authority that by law is entitled to collect the information.

Further details concerning the legal authority for this information is available on request.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus supplement during the period of distribution will have a statutory right of action for damages, or while still the owner of the shares, for rescission against us in the event that this prospectus supplement contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the shares. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the shares. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the shares were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the shares as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of our common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in our common stock in their particular circumstances and about the eligibility of our common stock for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus and other legal matters will be passed upon for us by Faegre & Benson LLP, Minneapolis, Minnesota. Certain legal matters in connection with this offering will be passed upon for the underwriters by King & Spalding LLP, New York, New York.

PROSPECTUS DATED AUGUST 23, 2007.

1,725,000 Shares

Life Time Fitness, Inc.

Common Stock

From time to time, we may offer and sell shares of our common stock in amounts, at prices and on terms described in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our common stock. The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus or may be set forth in one or more documents incorporated by reference into this prospectus.

We may offer and sell common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is listed on the New York Stock Exchange under the symbol “LTM.” On August 22, 2007, the last reported sale price of our common stock was $56.14 per share.

Investing in our common stock involves risks. See the “Risk Factors” section on page 3 of this prospectus and also contained in the applicable prospectus supplement and in the documents we incorporate by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and may not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus, including our financial statements and the related notes. You should carefully consider, among other things, the matters discussed in “Risk Factors,” which we describe in our annual report on Form 10-K for the year ended December 31, 2006 and in other documents that we subsequently file with the Securities and Exchange Commission, and which we will describe in supplements to this prospectus.

Life Time Fitness, Inc.

We operate distinctive and large sports and athletic, professional fitness, family recreation and resort/spa centers under the LIFE TIME FITNESS® brand. We design and develop our own centers, and we focus on providing our members and customers with products and services at a compelling value in the areas of exercise, education and nutrition.

As of August 15, 2007, we operated 65 centers in 15 states. We also operated one satellite facility and four preview locations in existing and new markets. In addition to traditional health club offerings, most of our centers include an expansive selection of premium amenities and services, such as indoor swimming pools with water slides, basketball and racquet courts, interactive and entertaining child centers, full-service spas and dining services and, in many cases, climbing walls and outdoor swimming pools with waterslides. We believe our centers provide a unique experience for our members, resulting in a high number of memberships per center.

Over the past 15 years, as we have opened new centers, we have refined the size and design of our centers. Of our 65 centers, we consider 56 to be of our large format design, and of these 56 centers, we consider 35 to be of our current model design. Although the size and design of our centers may vary, our business strategy and operating processes remain consistent across all of our centers. Our current model centers generally target 8,500 to 11,500 memberships by offering, on average, 110,000 square feet of health, fitness and family recreation programs and services. Of the centers that we have opened since 2000, 35 conform to our current model center, and each of these centers has delivered growth in membership levels, revenue and profitability across a range of geographic markets.

Corporate Information

Our principal executive offices are located at 6442 City West Parkway, Eden Prairie, Minnesota 55344, and our telephone number is (952) 947-0000. Our Web site is located at www.lifetimefitness.com. The information contained on our Web site is not a part of this prospectus.

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RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the Securities and Exchange Commission (SEC), which are incorporated by reference into this prospectus, as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. See “Where You Can Find Additional Information.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated into this prospectus by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include statements regarding our future financial position, business strategy, and plans and objectives of management for future operations.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future. You are advised to consult any additional disclosures we make in our quarterly reports on Form 10-Q, annual report on Form 10-K and current reports on Form 8-K filed with the SEC. See “Where You Can Find Additional Information.” We provide a cautionary discussion of selected risks and uncertainties regarding an investment in our common stock in our periodic reports and in other documents that we subsequently file with the SEC, and which we will describe in supplements to this prospectus.

USE OF PROCEEDS

We will set forth in the applicable prospectus supplement our intended use for the net proceeds received by us from our sale of common stock under this prospectus.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain all future earnings for the operation and expansion of our business and do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. In addition, the terms of our revolving credit facility and certain of our debt financing agreements prohibit us from paying dividends without the consent of the lenders. The payment of any dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, earnings, capital requirements, contractual restrictions, outstanding indebtedness and other factors deemed relevant by our board.

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LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus and other legal matters will be passed upon for us by Faegre & Benson LLP, Minneapolis, Minnesota.

EXPERTS

The financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph relating to the change in the method of accounting for share-based compensation in 2006) have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on February 28, 2007, which incorporates by reference certain sections of our proxy statement filed on March 7, 2007 which are also incorporated herein.

•	Our Current Report on Form 8-K filed with the SEC on January 30, 2007.

•	Our Current Report on Form 8-K filed with the SEC on March 20, 2007.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 2, 2007.

•	Our Current Report on Form 8-K filed with the SEC on June 6, 2007.

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the SEC on August 1, 2007.

•	The description of our common stock contained in our Registration Statement on Form S-1 filed with the SEC on March 19, 2004.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Requests for such copies should be directed to our Investor Relations Department, at the following address:
Life Time Fitness, Inc.
6442 City West Parkway
Eden Prairie, MN 55344 (USA)
(952) 229-7427

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports and other information with the SEC. You may read and copy all documents we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Our Internet address is www.lifetimefitness.com and the investor relations section is available by selecting “About Us” and “Investor Relations.” We make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. The shares of common stock offered under this prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock.

This prospectus constitutes a part of a registration statement we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Life Time Fitness and the shares of our common stock, reference is hereby made to the registration statement. The registration statement may be inspected at the public reference facilities maintained by the SEC at the address set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth fees and expenses payable by the registrant, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered hereby. All amounts set forth below are estimates.

SEC registration fee	$2,963
Legal fees and expenses	50,000
Accounting fees and expenses	50,000
Printing fees and expenses	10,000
Miscellaneous expenses	5,000

Total	$117,963

*	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee for the securities offered by this prospectus.

Item 15.	Indemnification of Directors and Officers

Section 302A.521, subd. 2, of the Minnesota Statutes requires that we indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (i) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines, (ii) acted in good faith, (iii) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director, (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (v) in the case of acts or omissions occurring in the person’s performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the company, or, in the case of performance by a director, officer or employee of the company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the company. In addition, Section 302A.521, subd. 3, requires payment by us, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of our board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the board, by special legal counsel, by the shareholders, or by a court.

Our articles of incorporation and bylaws provide that we shall indemnify each of our directors, officers and employees to the fullest extent permissible by Minnesota Statute, as detailed above. We also maintain a director and officer liability insurance policy.

In connection with an offering of the securities registered hereunder, the registrant may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act of 1933.

Item 16.	Exhibits

Exhibit
No.	Description	Method of Filing

1	Form of Underwriting Agreement.	To be filed by amendment or as an exhibit to a document to be incorporated by reference.
3.1	Amended and Restated Articles of Incorporation of the Registrant.	Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended June 30, 2004 (File No. 001-32230).
3.2	Amended and Restated Bylaws of the Registrant.	Incorporated by reference to Exhibit 3.4 to Amendment No. 2 to the Registrant’s Form S-1 (File No. 333-113764), filed with the Commission on May 21, 2004.
4.1	Specimen of common stock certificate.	Incorporated by reference to Exhibit 4 to Amendment No. 4 to the Registrant’s Registration Statement of Form S-1 (File No. 333-113764), filed with the Commission on June 23, 2004.
4.2	Series A Stock Purchase Agreement dated May 7, 1996, including amendments thereto.	Incorporated by reference to Exhibit 10.25 to the Registrant’s Registration Statement of Form S-1 (File No. 333-113764), filed with the Commission on March 19, 2004.
4.3	Series B Stock Purchase Agreement dated December 8, 1998, including amendments thereto.	Incorporated by reference to Exhibit 10.26 to the Registrant’s Registration Statement of Form S-1 (File No. 333-113764), filed with the Commission on March 19, 2004.
4.4	Series C Stock Purchase Agreement dated August 16, 2000, including amendments thereto.	Incorporated by reference to Exhibit 10.27 to the Registrant’s Registration Statement of Form S-1 (File No. 333-113764), filed with the Commission on March 19, 2004.
4.4	Series D Stock Purchase Agreement dated July 19, 2001, including amendments thereto.	Incorporated by reference to Exhibit 10.28 to the Registrant’s Registration Statement of Form S-1 (File No. 333-113764), filed with the Commission on March 19, 2004.
5	Opinion of Faegre & Benson LLP.	Filed Electronically.
23.1	Consent of Deloitte & Touche LLP.	Filed Electronically.
23.2	Consent of Faegre & Benson LLP.	Included in Exhibit No. 5 to this Registration Statement.
24	Powers of Attorney.	Incorporated by reference to the Signature Page of this Registration Statement.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 23, 2007.

LIFE TIME FITNESS, INC.

By	/s/ Michael R. Robinson
Michael R. Robinson
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

The undersigned director and/or officer of Life Time Fitness, Inc., a Minnesota corporation, does hereby make, constitute and appoint Bahram Akradi, Michael R. Robinson and Eric J. Buss, and each or any one of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such director and/or officer of said Company to a Registration Statement or Registration Statements, on Form S-3 or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by said Company with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of said Company to be issued pursuant to a public offering, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each or any one of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Bahram Akradi Bahram Akradi	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer and Director)	August 23, 2007

/s/ Michael R. Robinson Michael R. Robinson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 23, 2007

/s/ John M. Hugo John M. Hugo	Controller (Principal Accounting Officer)	August 23, 2007

/s/ Giles H. Bateman Giles H. Bateman	Director	August 23, 2007

/s/ James F. Halpin James F. Halpin	Director	August 23, 2007

Signature	Title	Date

/s/ Guy C. Jackson Guy C. Jackson	Director	August 23, 2007

/s/ John B. Richards John B. Richards	Director	August 23, 2007

/s/ Stephen R. Sefton Stephen R. Sefton	Director	August 23, 2007

Joseph S. Vassalluzzo	Director	August 23, 2007

EXHIBIT INDEX

Exhibit
No.	Description	Method of Filing

1	Form of Underwriting Agreement.	To be filed by amendment or as an exhibit to a document to be incorporated by reference.
3.1	Amended and Restated Articles of Incorporation of the Registrant.	Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended June 30, 2004 (File No. 001-32230).
3.2	Amended and Restated Bylaws of the Registrant.	Incorporated by reference to Exhibit 3.4 to Amendment No. 2 to the Registrant’s Form S-1 (File No. 333-113764), filed with the Commission on May 21, 2004.
4.1	Specimen of common stock certificate.	Incorporated by reference to Exhibit 4 to Amendment No. 4 to the Registrant’s Registration Statement of Form S-1 (File No. 333-113764), filed with the Commission on June 23, 2004.
4.2	Series A Stock Purchase Agreement dated May 7, 1996, including amendments thereto.	Incorporated by reference to Exhibit 10.25 to the Registrant’s Registration Statement of Form S-1 (File No. 333-113764), filed with the Commission on March 19, 2004.
4.3	Series B Stock Purchase Agreement dated December 8, 1998, including amendments thereto.	Incorporated by reference to Exhibit 10.26 to the Registrant’s Registration Statement of Form S-1 (File No. 333-113764), filed with the Commission on March 19, 2004.
4.4	Series C Stock Purchase Agreement dated August 16, 2000, including amendments thereto.	Incorporated by reference to Exhibit 10.27 to the Registrant’s Registration Statement of Form S-1 (File No. 333-113764), filed with the Commission on March 19, 2004.
4.4	Series D Stock Purchase Agreement dated July 19, 2001, including amendments thereto.	Incorporated by reference to Exhibit 10.28 to the Registrant’s Registration Statement of Form S-1 (File No. 333-113764), filed with the Commission on March 19, 2004.
5	Opinion of Faegre & Benson LLP.	Filed Electronically.
23.1	Consent of Deloitte & Touche LLP.	Filed Electronically.
23.2	Consent of Faegre & Benson LLP.	Included in Exhibit No. 5 to this Registration Statement.
24	Powers of Attorney.	Incorporated by reference to the Signature Page of this Registration Statement.